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                                                                   EXHIBIT 10.06

                                   [FORM OF]

                         PARENT'S CONSENT AND AGREEMENT

     PARENT'S CONSENT AND AGREEMENT dated as of October 15, 1997 between Firearms Training Systems, Inc. (the "Parent") and NationsBank, N.A. (formerly known as NationsBank, N.A. (South)), as Agent (in such capacity, the "Agent") for the Lenders (as defined herein).

     Reference is made to (a) the Credit Agreement dated as of July 31, 1996 (the "Original Credit Agreement"), among the Parent, the financial institutions party thereto as lenders (the "Lenders") and the Agent, (b) the Guarantee Agreement dated as of January 1, 1997 (the "Parent Guarantee Agreement") between the Parent and the Agent, (c) the Parent Pledge Agreement dated as of January 1, 1997 (the "Pledge Agreement") between the Parent and the Agent and (d) the Assignment and Assumption Agreement dated as of January 1, 1997 (the "Assignment and Assumption") among the Parent, FATS, Inc. (the "Borrower") and the Agent pursuant to which, in connection with the Permitted Drop Down Transaction (as defined in the Original Credit Agreement), the Parent assigned to the Borrower and the Borrower assumed from the Parent all of the obligations of the Parent under the Original Credit Agreement and the other Loan Documents. To induce the Lenders to enter into the Original Credit Agreement and the Agent to enter into the Assignment and Assumption, the Parent guaranteed, pursuant to the Parent Guarantee Agreement, all of the obligations of the Borrower to such Lenders under the Original Credit Agreement and secured their obligations under the Parent Guarantee Agreement by pledging certain securities pursuant to the Pledge Agreement.

     The Parent, the Borrower and the Agent desire to amend and restate the Original Credit Agreement in order to (i) increase the aggregate Revolving Credit Commitment thereunder from $15,000,000 to $25,000,000, and (ii) permit
(A) Foreign Currency Letters of Credit, (B) Permitted Acquisitions and (C) the repurchase by the Borrower of certain Capital Stock, all in the form and pursuant to the terms and conditions set forth in the Amended and Restated Credit Agreement dated as of October 10, 1997 (as such agreement may be amended or modified from time to time, the "Amended Agreement"). Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Amended Agreement. To induce the Agent and the Lenders to enter into the Amended Agreement, the Parent hereby agrees as follows:

     SECTION 1. Consent of Parent. The Parent acknowledges that it is familiar with the contents of the Amended Agreement. The Parent consents to the transactions contemplated by the Amended Agreement and acknowledges and agrees that its obligations under the Parent Guarantee Agreement and the Pledge Agreement shall continue in full force and effect, taking into account the amendments contemplated by the Amended Agreement and this Consent and Agreement. In particular, the Parent hereby acknowledges the increase in the Revolving Credit Commitments, agrees that all Obligations (as defined in the Amended Agreement) shall constitute obligations guaranteed by the Parent pursuant to the Parent Guarantee Agreement and agrees that all such guarantee obligations pursuant to the Parent Guarantee Agreement shall constitute obligations secured by the Parent pursuant to the Pledge Agreement. Accordingly, the Parent acknowledges and agrees that (a) the definition of "Guaranteed Obligations" in the Parent Guarantee Agreement is hereby amended to include and consist of all Obligations (as defined in the Amended Agreement), (b) the definition of "Secured Obligations" in the Pledge Agreement is hereby amended to include and consist of all obligations of the Parent under the Parent Guarantee Agreement (as amended by the foregoing clause (a)) and (c) any reference to the terms "Loans", "Letters of Credit", "Notes", "Letter of Credit Disbursements" and "Obligations" in the Guarantee Agreement and the Pledge Agreement (as amended by the foregoing clauses (a) and (b)), shall have the meaning ascribed to such terms in the Amended Agreement.

     SECTION 2. Effectiveness. This Consent and Agreement shall become effective on the Effective Date. On and after the Effective Date, the rights and obligations of the parties hereto shall be governed by the Parent Guarantee Agreement and the Pledge Agreement, in each case as amended and modified by this Consent and Agreement, and the other Loan Documents.

     SECTION 3. Integration; Confirmation. On and after the Effective Date, each reference in the Parent Guarantee Agreement and the Pledge Agreement to "this Agreement", "herein", "hereunder" or words of
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similar import, each reference in any other document delivered in connection with any of the Loan Documents to the "Parent Guarantee Agreement" or words of similar import, and each reference in any other document delivered in connection with any of the Loan Documents to the "Pledge Agreement" or words of similar import, shall be deemed to be a reference to the Parent Guarantee Agreement or the Pledge Agreement, as applicable, in each case as amended and modified by this Consent and Agreement. All other terms and provisions of the Parent Guarantee Agreement and the Pledge Agreement shall continue in full force and effect and unchanged and are hereby confirmed in all respects. On and after the Effective Date, all references in the Parent Guarantee Agreement and in the Pledge Agreement, or any other document delivered in connection therewith, to the "Credit Agreement" shall be deemed to be a reference to the Original Credit Agreement, as amended and restated by the Amended Agreement.

     SECTION 4. Representations and Warranties. All representations and warranties contained in the Amended Agreement that relate to the Parent are true and correct.

     SECTION 5. Counterparts. This Consent and Agreement may be executed by the parties hereto in several counterparts and each such counterpart shall be deemed to be an original, admissible into evidence, but all such counterparts shall together constitute but one and the same Consent and Agreement. Delivery of an executed counterpart of this Consent and Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Consent and Agreement. Any party delivering an executed counterpart of this Consent and Agreement by telefacsimile shall also deliver a manually executed counterpart of this Consent and Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability and binding effect of this Consent and Agreement.

     SECTION 6. Governing Law. THIS CONSENT AND AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, each party hereto has caused this Consent and Agreement to be duly executed and delivered by its officers thereunto duly authorized as of the date first above written.

                                          FIREARMS TRAINING SYSTEMS, INC., as
                                          Parent

                                          By: /s/  DAVID A. APSELOFF
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                                            Name:  David A. Apseloff
                                            Title: Vice President

                                          NATIONSBANK, N.A., as Agent

                                          By: /s/  DERRICK C. BELL
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                                            Name:  Derrick C. Bell
                                            Title: Vice President